UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2026

InspireMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35731	26-2123838
(Commission File Number)	(IRS Employer Identification No.)

6303 Waterford District Drive, Suite 215 Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

(888) 776-6804

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2026, InspireMD, Inc. (the “Company”) entered into amendments (the “Warrant Amendments”) with certain of the holders of the Company’s existing warrants to purchase common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) Series J warrants to purchase up to 9,543,952 shares of Common Stock (the “Series J Warrants”) and (ii) Series K warrants to purchase up to 9,543,947 shares of Common Stock (the “Series K Warrants” and, collectively with the Series J Warrants, the “Existing Warrants”). Certain holders of the Existing Warrants that entered into Warrant Amendments are also members of the Company’s board of directors.

Pursuant to the Warrant Amendments, the Company agreed to amend the Series J Warrants with respect to 50% of the shares underlying such amending holders’ Series J Warrants and all of the shares underlying such amending holders’ Series K Warrants to modify (i) the exercise price to $0.7674 (less $0.0001 for holders of Existing Warrants that elect to receive pre-funded warrants upon the exercise of such Existing Warrants) and (ii) the termination date to 5:00 p.m. Eastern time on the earlier of (a) May 15, 2028 and (b) 20 trading days following the Company’s announcement of receipt of FDA approval for the CGuard Prime 80 cm. The exercise price and termination date with respect to the other 50% of the shares underlying such amending holders’ Series J Warrants remained unchanged.

All other terms and conditions of the Existing Warrants remain unchanged and in full force and effect. All terms and conditions of the Series J Warrants and Series K Warrants held by existing holders that elected not to enter into the Warrant Amendments remain unchanged and in full force and effect.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Warrant Amendments are not complete, and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the unregistered securities described herein is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 21, 2026, the Company also issued a press release announcing entry into the Warrant Amendments. A copy of this press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K that is furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For this reason, among others, you should not place undue reliance upon the Company’s forward-looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Series J Common Stock Purchase Warrant Amendment.
4.2	Form of Series K Common Stock Purchase Warrant Amendment.
99.1	Press Release, dated September 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: September 21, 2026	By:	/s/ Michael Lawless
	Name:	Michael Lawless
	Title:	Chief Financial Officer